UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	January 18, 2007

Commission	Name of Registrant, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification Number
1-9894	Alliant Energy Corporation	39-1380265
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311
0-4117-1	Interstate Power and Light Company	42-0331370
(an Iowa corporation)
Alliant Energy Tower
Cedar Rapids, Iowa 52401
Telephone (319) 786-4411

This combined Form 8-K is separately filed by Alliant Energy Corporation and Interstate Power and Light Company.

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

        On January 18, 2007, Interstate Power and Light Company (the “Company”) entered into an Asset Sale Agreement (the “Agreement”) with ITC Midwest LLC (the “Buyer”), a wholly owned subsidiary of ITC Holdings Corp., pursuant to which the Company agreed to sell its transmission related assets for a purchase price of $750 million in cash, subject to several purchase price adjustments relating to liabilities actually assumed by the Buyer and the Net Transmission Plant Investment (as defined in the Agreement) and construction work in progress actually transferred to the Buyer by the Company. A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

        The Agreement provides that the Buyer will acquire ownership of the Company’s transmission assets (the “Purchased Assets”), including transmission lines, transmission substations, land rights, contracts, permits and equipment (the “Transaction”). In addition, the Buyer will assume various liabilities and obligations related to the Purchased Assets and the Company’s transmission business.

        Under the terms of the Agreement, each party has made customary representations and warranties and agreed to certain covenants set forth in the Agreement. The Agreement also contains customary indemnification obligations of the Company, including indemnification obligations with respect to certain of the liabilities assumed by the Buyer.

        The Buyer and the Company have agreed that in the event that either party terminates the Agreement as a result of a breach by the other party of its covenants, agreements or representations, made as of the date of the Agreement, which would cause the closing conditions not to be satisfied, the terminating party will be entitled as its sole and exclusive remedy to liquidated damages equal to approximately $24 million, or $45 million solely in the event that such breach is the Buyer’s failure to pay the Company the purchase price at closing.

        The Company expects to complete the Transaction in the fourth quarter of 2007, subject to satisfaction of certain customary conditions to closing, including receipt of required regulatory approvals. Consummation of the Transaction is not subject to any financing contingency.

        The description of the Agreement set forth above is qualified by reference to the Agreement filed herewith as Exhibit 2.1.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(2.1)	Asset Sale Agreement, dated January 18, 2007, between Interstate Power and Light Company and ITC Midwest LLC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation and Interstate Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
Date: January 23, 2007	By: /s/ Thomas L. Hanson
Thomas L. Hanson
Vice President - Controller and Chief Accounting Officer
INTERSTATE POWER AND LIGHT COMPANY
Date: January 23, 2007	By: /s/ Thomas L. Hanson
Thomas L. Hanson
Vice President - Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Sale Agreement, dated January 18, 2007, between Interstate Power and Light Company and ITC Midwest LLC.*

*	All schedules and exhibits to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2) (17 C.F.R §229.601(b)(2)). Alliant Energy Corporation and Interstate Power and Light Company agree to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.